Exhibit 10.1

THIS NOTE IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF OCTOBER 24, 2006 BY AND AMONG AMSCAN INC., WELLS FARGO RETAIL FINANCE II, LLC, iPARTY CORP., iPARTY RETAIL STORES CORP., AS SUCH SUBORDINATION AGREEMENT IS AMENDED FROM TIME TO TIME.

THIS NOTE IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF OCTOBER 24, 2006 BY AND AMONG AMSCAN INC., HIGHBRIDGE INTERNATIONAL LLC, AND iPARTY CORP., AS SUCH SUBORDINATED AGREEMENT IS AMENDED FROM TIME TO TIME.

SUBORDINATED PROMISSORY NOTE

$1,819,373.11	Elmsford, New York
October 24, 2006

iPARTY CORP., a Delaware corporation (the “Company”), the principal office of which is located at 270 Bridge Street, Dedham, Massachusetts  02026, for value received hereby promises to pay to AMSCAN INC., or its assigns (the “Holder”), the sum of ONE MILLION EIGHT HUNDRED NINETEEN THOUSAND THREE HUNDRED SEVENTY-THREE AND 11/100 DOLLARS ($1,819,373.11), plus interest calculated at the rate of 11.0% per annum.

This Note shall be payable in thirty-six (36) equal monthly installments of principal and interest of $59,562.48 commencing on November 1, 2006, and thereafter, on the first date of each month until October 1, 2009, when the entire remaining principal balance and all accrued interest shall be due and payable.  All interest shall be computed on the basis of a 365 day year and shall be paid for the actual number of days elapsed.

1.                                       SUBORDINATION.

This Note is subordinate to the Senior Indebtedness (as hereinafter defined) of the Company.  “Senior Indebtedness” shall mean any and all obligations and liabilities of the Company to (i) Wells Fargo Retail Finance II, LLC, (“Wells Fargo”) as referenced by the certain Subordination Agreement dated as of the date hereof by and between the Company, Wells Fargo and Holder (the “Senior Subordination Agreement”) and (ii) to any Senior Subordinated Lender, and including, without limitation, principal and interest thereon, whether accrued before or after the filing of a petition in bankruptcy or similar insolvency proceeding, and whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and however evidenced, together with all other sums due thereon and all costs of collecting the same (including, without limitation, reasonable attorney fees) for which the Company is liable, and any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness (in whole or in part), or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.  Wells Fargo, any such Senior Subordinated Lender and any successor holders of Senior Indebtedness are collectively referred to as the “Senior Lenders.”

“Senior Subordinated Lender” means any current or future lender or lenders to the Company and/or its subsidiaries, which loan up to $3,200,000 in the aggregate to the Company and/or its subsidiaries, and which indebtedness is by its express terms senior hereto and junior to the Senior Indebtedness to Wells Fargo or any successor to Wells Fargo.

The Holder agrees that the indebtedness evidenced by this Note is, and until the Senior Indebtedness is indefeasibly paid in full shall be, subject and subordinate and junior in right of repayment to the Senior Indebtedness, subject to the terms of the respective Subordination Agreements between the Holder and the respective Senior Lenders.

2.                                       EVENTS OF DEFAULT.

If any of the events specified in this section shall occur (herein individually referred to as an “Event of Default”), the Holder of this Note may, so long as such condition exists, and, subject to the provision of the Subordination Agreements, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(i)            Default in the payment of the principal, and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default; or
(ii)           The institution by the Company of any Insolvency Case (as hereinafter defined) or the taking of corporate action by the Company in furtherance of any such Insolvency Case; or
(iii)          If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) of an Insolvency Case, such Insolvency Case shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or
(iv)          Any declared default of the Company under any Senior Indebtedness that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder.

(v)           The term “Insolvency Case” means (i) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, composition or other similar proceeding relative to the Company or any of its properties, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension, (ii) proceeding for any liquidation, liquidating distribution, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) assignment for the benefit of creditors of the Company or (iv) other marshalling of assets of the Company.

3.                                   MISCELLANEOUS.

(a)           The rights and obligations of the Company and the Holder shall be binding upon and benefit the permitted successors, assigns, and transferees of the parties.

(b)          No provision of this Note may be amended, waived or modified except upon the written consent of the Company, the Holder and the holder of the Senior Indebtedness.

(c)           This Note is governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.  Each of the parties hereto expressly submits to the non-exclusive jurisdiction of the Supreme Court, County of Westchester and the United States District Court for the Southern District of New York in any action or proceeding relating to any claim, dispute or other matter pertaining directly or indirectly to this Note.

(d)           THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS NOTE AND FURTHER HEREBY WAIVE ANY RIGHT OF OFFSET OR RIGHT TO INTERPOSE ANY COUNTERCLAIM IN ANY SUCH ACTION.

(e)           The provisions of this Note shall be applicable both before and after the commencement of any Insolvency Case by or against the Company and all converted and succeeding cases in respect thereof.  The relative rights, as provided for in this Note, shall continue after the commencement of any such Insolvency Case on the same basis as prior to the date of the commencement of any such Insolvency Case, as provided in this Note.

(f)            The Company shall pay to the Holder, upon written demand, all costs of collection and reasonable attorney’s fees and other costs and expenses paid or incurred by the Holder in enforcing the obligations of the Company hereunder and/or in exercising the Holder’s rights and remedies hereunder (whether such costs and expenses are incurred in any work-out, bankruptcy case or proceeding, or otherwise).

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IN WITNESS WHEREOF, the Company has caused this Note to be issued this 24th day of October,  2006, and the Holder, by signing this Note, agrees to be bound by this Note.

iPARTY CORP.

		By:	/s/ SAL PERISANO
		Name:	Sal Perisano
		Title:	CEO

Name of Holder:	AMSCAN INC.

Address:	80 Grasslands Road, Elmsford, New York 10523

Agreed:

AMSCAN INC.

By:	/s/ JAMES M. HARRISON
Name:
Title: